EXHIBIT 10.15
                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of January 17, 2000, between McGlen Internet Group, Inc., a Delaware corporation (the "Company") and GRANT TREXLER, an individual ("Executive"), with reference to the following.

                                    RECITALS

         A. The Company is in the business of selling computer components and accessories via internet.

         B. Executive is experienced in financial and operational matters involving publicly held companies and has experience in acting as the Chief Financial Officer for such companies.

         C. The Company desires to employ Executive as the Company's Chief Financial Officer and Executive desires to accept such employment subject to the terms and conditions set forth in this Agreement.

                                    AGREEMENT

         NOW  THEREFORE,   in  consideration  of  the  foregoing  premises,  the
provisions set forth below, and other good and valuable consideration, the parties agree as follows.

         1. Employment. The Company hereby employs Executive as the Company's Chief Financial Officer ("CFO") and such other offices as are designated by the Company's Board of Directors in the future and Executive hereby accepts such employment, for the term and subject to the provisions set forth below.

         2. Term. Unless sooner terminated as set forth in Section 6 below, this Agreement shall remain in force for a period of three year (the "Term") commencing on January 17, 2000, and terminating on January 16, 2003. The actual period of time that Executive remains in the employ of the Company pursuant to this Agreement is referred to herein as the "Employment Period."

         3. Duties. Executive shall be employed as the Chief Financial Officer of the Company and shall hold such other offices or positions with the Company as may be reasonably requested by the Company from time to time. Executive shall devote his full time and efforts to the performance of Executive's duties hereunder and work exclusively for the Company unless otherwise requested by the Company. Executive shall use his best efforts to manage the Company's financial business and affairs for the maximum benefit of the Company. In addition to the normal duties associated with the position of CFO of publicly held companies of similar size and nature, Executive shall have the duties of CFO, in-house accountant and the following specific duties, which he shall at all times faithfully, honestly, industriously and to the best of his ability perform.



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                  (a)      Traditional Duties.
                           ------------------

                           (i)      Direct   assistance  and  oversight  of  all
aspects of the Company's accounting practices and requirements, including all accounting related matters customary in a publicly held company trading on Nasdaq, accounts payable, accounts receivable, inventory control, customer orders, payroll, internal control matters, invoicing, purchasing and borrowing compliance and reporting requirements. The duties shall include supervision of a limited staff, and a hands-on approach to ensure that work in each of the areas is performed efficiently and at a high standard of quality. Focus on identifying and implementing internal control policies and procedures to ensure that customer sales and vendor purchases are recorded timely, accurately and in compliance with authorized contract terms.

                           (ii)     Direct   assistance  and  oversight  of  the
preparation of timely, accurate and useful financial reports that meet SEC reporting and all other regulatory requirements, and the needs of management, the Board of Directors of the Company, lenders and other users. An initial priority will be to identify and implement and automated accounting system that meets the accounting and financial reporting needs of the Company.

                           (iii)    Preparation   and   continued   update   and
maintenance of a strategic business plan for the Company, which incorporates budgets, financial forecasts, marketing plans and key operating and production objectives into the business plan.

                           (iv)     Make recommendations  concerning  operating,
production and financial performance targets.

                           (v)      Maintain  relationships with banks,  lenders
and the SEC. The banking relationships center on the Company's bank accounts, and the utilization of cash management practices that optimize the use of cash resources. The lending relationships involve managing matters relating to the line-of-credit facility, and monitoring the Company's compliance with loan covenants and payment terms. The SEC relationship requires monitoring and reporting on matters relating to the Company in compliance with SEC rules and regulations.

                           (vi)     Maintain   familiarity   with   all  of  the
Company's accounting and financial compliance requirements, as they change from time to time, including reporting requirements to all state and federal agencies such as the IRS, the SEC and the Franchise Tax Board and the SEC and all lenders to the Company.

                           (vii)    Act as the visible spokesman for the Company
on financial and accounting issues. Effectively present the historical results, current status and future financial outlook to the Company's shareholders, the investment community, industry participants and other key customers and vendors.



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                           (vii)    Oversee the  Company's  accountants  for all
audits and tax matters. Direct the preparation of supporting information to expedite the timing and minimize the cost of the audit and tax return preparation.

                           (viii)   Meet regularly with executive management and
the Board of Directors. Communicate clearly and effectively on all financial matters concerning the Company.

                           (ix)     Handle  all   payroll   matters,   including
completion of or supervision of services handling all federal, state and local payroll reporting requirements.

                  (b)      Additional Duties.
                           -----------------

                          The Company and Executive acknowledge that the Company
currently has a limited number of customers and limited number of suppliers and the internal financial and accounting duties of Executive may not require Executive's full time, every day. Executive shall therefore also act as an assistant operations officer. As such, Executive will be expected to play a large role in the day to day operation of the Company, and assist in the following areas.

                           (i)      Assist  in  the   management,   supervision,
training and review of the Company's personnel.

                           (ii)     Assist  the   Company's   President  in  the
preparation and periodic review and update of the Company procedures and policies.

                           (iii)    Assist   the   Company's    President   with
shareholder relations and investor matters and act as its liaison with investment bankers.

                           (iv)     Deal with  suppliers  and  customers  of the
Company, as needed.

                           (v)      Assist  the  Company  in  the   registration
process of its securities and interact with accountants and attorneys as requested by the Company's President.

         4.       Compensation.
                  ------------

                  (a) Monthly Salary. The Company shall pay Executive an annual salary of $130,000 (the "Salary") during the Employment Period.

                  (b) Vacation and Sick Leave. Executive shall be entitled to one week of sick eave and two weeks paid vacation per year in addition to standard holidays recognized by the Company.

                  (c) Medical Insurance. The Company shall reimburse Executive for reasonable nsurance premiums for Executive and his family. Executive shall have an opportunity to participate in any medical insurance plan the Company adopts.





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                  (d)  Expenses.  Executive  shall be entitled to  reimbursement during the Employment Period for travel and other out-of-pocket expenses incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. Executive shall also be entitled to reimbursement for training fees incurred for continual education for certified public accountants, however, if Executive is terminated pursuant to Section 6 of this Agreement or voluntarily resigns from the Company, Executive shall not be entitled to such reimbursement and shall return any reimbursed amount to the Company.

                  (e) Automobile. The Company shall provide Executive with an automobile allowance of $600 per month.

         5. Stock Options. The Company shall grant Executive the option to purchase up to 120,000 shares of the Company's common stock (the "Options") exercisable at the closing price of December 30, 1999. It is also mutually agreed upon by the Company and the Executive that the closing price of December 30, 1999 is $3 5/8 . The option to purchase up to 50,000 shares of the Company's common stock shall vest on the first anniversary of the date of the execution of this Agreement and the option to purchase an additional 35,000 shares of the Company's common stock shall vest on the second anniversary of the date of the execution of this Agreement and the option to purchase an additional 35,000 shares of the Company's common stock shall vest on the third anniversary of the date of the execution of this Agreement. The terms and conditions of the Options grant will be set forth in an Option Agreement.

         6. Performance-Based Bonus. As additional compensation, Executive may be entitled to receive an annual bonus of up to 10% of the Salary (the "Bonus") if mutually agreed upon goals are achieved and as is reasonably agreed to by the Board of Directors for each fiscal year.

         7. Termination.   The  Employment  Period  shall  terminate  under  the
following conditions.

                  (a) Probation Period. The Employment Period is subject to a three months probation period from commencement of the Term during which time either the Company or the Executive may terminate Executive's employment at any time with or without cause.

                  (b) Termination for Cause. Notwithstanding anything in this Agreement to the contrary, the Company may terminate Executive's employment hereunder at any time if Executive:

                           (i)      Is  convicted  of, or pleads  guilty or nolo
contendere to (i) any felony, or (ii) any misdemeanor involving moral turpitude;

                           (ii)     Embezzles  or  misappropriates  any  of  the
Company's funds or assets;

                           (iii)    Is adjudicated to be incompetent  or, in the
reasonable opinion of a licensed physician or psychiatrist retained by the Company, is unable by reason of mental or physical illness or incapacity;




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                           (iv)     Is in material breach of this Agreement;

                           (v)      In  the  reasonable  opinion  of a  licensed
physician or psychiatrist retained by the Company, is substantially unable by reason of drug (including alcohol) abuse or addiction, to reasonably and effectively carry out Executive's duties hereunder for any period of time in excess of Executive's accrued vacation time and sick leave, if any;

                           (vi)     Commits  fraud  or  behaves  in a  dishonest
manner with respect to affairs of the business;

                           (vii)    Is  grossly   negligent   with   respect  to
discharge of Executive's duties hereunder;

                           (viii)   Is insubordinate to his superior,  including
the Board, Chief Executive Officer, President and other management officers or interferes with the operations or business of the Company.

                  Executive agrees to timely submit to reasonable and necessary medical, physical and psychiatric examination from time to time during the Employment Period to enable the Company to determine if Executive is incompetent or subject to any mental or physical illness or incapacity or to drug abuse or addiction, as contemplated above by paragraphs 6(iii) and 6(v).

                  (c) By Permanent Disability. The Employment Period shall terminate, without liability except as provided in this Section 6(c), upon the "Permanent Disability" of Executive. "Permanent Disability" shall mean, with respect to Executive, (i) the suffering of any mental or physical illness, disability or incapacity to the extent that Executive shall be unable to perform his duties or (ii) the absence of Executive from his employment by reason of any mental or physical illness, disability or incapacity for a period of three months during any six-month period; provided, however, in either case, that such illness, disability or incapacity shall be determined to be of a permanent nature by a licensed physician selected by the Board of Directors. The termination date in the event of a clause (i) of the immediately preceding sentence, shall be the date of determination by the physician, and in the case of clause (ii) of the immediately preceding sentence, the last day of such three-month period. In the case of Permanent Disability, the Company shall promptly pay to Executive (or his representative) the sum of (A) the unpaid Annual Salary to which he is entitled pursuant to Section 4(a) through the termination date and (B) any unissued stock or options to be issued to Executive pursuant to Section 5, and all benefits under Executive's Disability Insurance Plan, if any.

                  (d) By The Company Without Cause. The Term may be terminated by the ompany without "Cause" provided the Company pays to Executive at the time of termination, the sum of three months salary.

         8. Affirmative Covenants. Executive makes the following promises and covenants to the Company.




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                  (a)  Confidentiality;  Trade Secrets.  Executive  acknowledges that his position with the Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of the Company. Executive agrees that during the Term and thereafter:

                           (i)      Executive  shall  use his best  efforts  and
exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company, including, its data, record, compilations of information, processes, programs know-how, improvements, discoveries, marketing plans, strategies, forecasts, unpublished financial statements, budgets, projections, licenses, prices, costs, files, documents, drawings, memoranda, notes or other documents, drawings, memoranda, notes or other documents, whether maintained electronically or in any other manner, relating to the business of the Company or its contractors; (all such information is hereinafter called the "Proprietary Information") other than information known to him before, learned from third parties not associated with the Company or in the public domain;

                           (ii)     Executive  shall  not  disclose  any of such
Proprietary Information, except as may be required in the ordinary course of performing his duties as a consultant of the Company;

                           (iii)    Executive   shall  not  use,   directly   or
indirectly, for his own benefit or for the benefit or another, any of such proprietary Information, other than for the benefit of the Company as may be required in the ordinary course of performing his duties as a consultant of the Company; and

                           (iv)     Executive  shall not use the  trade  secrets
and confidential and proprietary information of Executive's previous or present employer to carry out his duties and responsibilities under this Agreement or bring on to the Company's premises or any other property owned by the Company any proprietary information of any other entity, in violation of any prior employment, or noncompetition or confidentiality agreement.

                                    The  Proprietary  Information  shall  be the
exclusive property of the Company. Executive agrees that he shall deliver to the Company all files, records, documents, drawings, memoranda, and other material, whether electronic, hard copy, or maintained in any other form relating to the Proprietary Information or pertaining of his work with the Company, in the event of the termination of his employment for any reason, and that he will not take with him any of the foregoing, any reproduction of any of the foregoing, or any Proprietary Information that is embodied in a tangible medium of expression.

                  (b) Non-Competition. Executive agrees that at all times during the Term and for the period of one (1) year after the termination of this Agreement, unless the Company should terminate this Agreement without cause:

                           (i)      Executive  shall  not,   without  the  prior
written consent of the Company, serve or act as an officer, president, executive





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director,  administrator,  manager, or in any other administrative or managerial capacity, or otherwise serve or act as an employee, consultant or agent or as the employer, principal, partner, shareholder, corporate officer of director of such an employee, agent or consultant, on behalf of another company which sells computer components via internet operating within any County in the State of California or any State in the United States, or any other business that is in competition with the business of the Company; or interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any contractor or employee of the Company;

                           (ii)     Executive  shall not directly or indirectly:
(A) employ, intend to employ or otherwise solicit for employment any of the Company's executive officers, department managers at the Company for any business or venture that is competitive with the Company, including and without limitation, any business or enterprises which Executive may be a consultant or recruiter; or (B) contact, communicate with, inquire or otherwise solicit any executive officers, director, shareholder, department managers at the Company of the Company to invest in or to purchase, or to offer or subscribe to purchase, any security or general or equity interest in any venture that is competitive with or similar to the business of the Company. As used in this section the terms "employ" and "employment" are used in the broadcast sense to encompass all associations, including without limitation, that of employee, agent, independent contractor, owner, officer, director, shareholder, partner, associate, representative and consultant; and

                           (iii)    If the scope of any  restrictions  contained
in paragraph (i) and (ii) of this Section is too broad to permit enforcement of such restrictions of their full extent, then such restrictions shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restrictions.

                  (c) Non-Solicitation of Employees. Executive covenants and agrees that, it shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee or consultant of the Company to leave the employ of the Company for any reason whatsoever or hire any employee or consultant of the Company for a period of three years from the date of this Agreement.

         (d)      Remedies for Breach of Affirmative Covenants of Executive.
                  ---------------------------------------------------------

                           (i)      Subject  to  the  limitations   provided  by
applicable law, the covenants set forth in this Section 7 shall continue to be binding upon Executive in accordance with their terms, notwithstanding the termination of his employment with Company for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement and any other agreement between the Company and Executive. The existence of any claim or cause of action by Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any or all of such covenants in accordance with their terms; and





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                           (ii) The  parties  hereby  agree  that any  breach or
threatened breach of Section 7 of this Agreement will cause substantial and irreparable damage to the other in an amount and of a character difficult to ascertain. Accordingly, for their mutual benefit and to prevent any such breach or threatened breach, and in addition to any other relief to which a party may otherwise be entitled, the non-breaching party shall be entitled to immediate temporary, preliminary and permanent injunctive relief through appropriate legal proceedings, without proof that actual damages have been incurred or may be incurred by such a party with respect to such breach or threatened breach. The parties expressly agree that the party seeking this relief shall not be required to post any bond or other security as a condition to obtaining any injunctive relief pursuant to this Section and each of the parties expressly waive any rights to the contrary.

                  (d) Further Duties. Executive shall perform such other duties and work for, consult to, or assist such other entities as may be requested from time to time by the Company.

         9. Representations and Warranties of Executive. Executive represents and warrants to the Company that (i) Executive is under no contractual or other restriction or obligation that is inconsistent with the execution of this Agreement, the performance of Executive's duties hereunder or any of the rights of the Company hereunder, (ii) Executive is under no physical or mental disability that would impair the performance of Executive's duties under this Agreement; and (iii) Executive has reviewed this Agreement with Executive's legal counsel.

         10. Notices. All notices, requests, demands or other communication (collectively, "Notice") given to any party pursuant to this Agreement shall not be effective unless given in writing and addressed to the parties at their respective addresses as set forth below.

                  IF TO THE COMPANY:                 McGlen Internet Group, Inc.
                                                     3002 Dow Avenue, Suite 212
                                                     Tustin, California 92780
                                                     Telephone: (949) 851-8078

                  IF TO EXECUTIVE:                   Grant Trexler
                                                     1801 N. Celeste Lane
                                                     Fullerton, California 92833

Notice shall be deemed duly given when delivered personally or by telegram, telex or courier, or, if mailed, 48 hours after deposit in the United States mail, certified mail, postage pre-paid. The addresses of the parties for the purpose of providing Notice pursuant to this paragraph may be changed from time to time by Notice to the other party duly given in the foregoing manner.

         11. Governing Law; Disputes. This Agreement will be interpreted in accordance with California law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. Any dispute or proceeding concerning this Agreement except an action pursuant to Section 7 hereof will be resolved by binding arbitration to be held in Orange County, California. Any party may demand arbitration through written





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notice sent by certified  mail to the other (an  "Arbitration  Demand").  Within fifteen (15) days after the date that the Arbitration Demand is first mailed, each of the parties will confer to select a mutually acceptable arbitrator from JAMS/Endispute ("JAMS"). If the arbitrator so selected is unavailable, the parties will confer to select another arbitrator. If the parties cannot mutually agree to the selection of an arbitrator, or if one party refuses to participate in the selection process, JAMS will appoint an arbitrator. The arbitrator will be governed by the provisions of this Agreement rather than the rules of JAMS.

                  If JAMS is unable or unwilling to select an arbitrator, the Presiding Judge of the Orange County Superior Court will select an arbitrator upon the request of either party, and such selection will be binding on the parties. The arbitrator so selected will schedule the arbitration hearing within sixty (60) days after he or she is first selected. The parties will be permitted written discovery and one deposition each. The arbitrator will have authority to enter a binding judgment even if the parties do not appear at the arbitration and may also grant any remedy or relief that the arbitrator reasonably believes to be just or appropriate, provided that such remedy or relief is within the scope of this Agreement.

                  All fees and expenses of the arbitration will be paid equally by the parties participating in the arbitration. At the conclusion of the arbitration, the arbitrator will award the prevailing party reasonable costs and attorneys' fees, including all arbitration costs. If the arbitration award is made, the prevailing party may convert the award into a judgment and execute upon that judgment.

         12. Attorneys' Fees. If any arbitration, litigation, action, suit or other proceedings is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys' fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitioner therefrom. As used in this Agreement, attorneys' fees will be deemed to be the full and actual costs of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment, calculated on the basis of the usual fee charged by attorneys performing such services, and will not be limited to "reasonable attorneys' fees" as defined in any statute or rule of court.

         13. Amendments/Waivers. This Agreement may be amended, supplemented, modified or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any action for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. All faxed signatures shall be deemed originals.

         15. Severability. Each provision of this Agreement is intended to be severable and if any term or provision herein is determined invalid or unenforceable for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement and, wherever possible, intent shall be given to the invalid or unenforceable provision.

         16. Entire Agreement. This Agreement contains the entire and complete understanding between the parties concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby.

         17. Remedies. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

         18. Assignment. Neither this Agreement, nor any interest herein, shall be assignable (voluntarily, involuntarily, by judicial process or otherwise) Executive to any person or entity without the prior written consent of the Company. Any attempt to assign this Agreement without such consent shall be void and, at the option of the Company, shall be an incurable breach of this Agreement resulting in the termination of this Agreement.

         19. Successors. Subject to the foregoing paragraph, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors and permitted assigns.

         20. Interpretation. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the paragraphs of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein.

         21. Benefit of Agreement. This Agreement is for the sole and exclusive benefit of the signators hereto and nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable right, claim or remedy.

         22. Limitation on Actions. Any claim, dispute, controversy or action for breach relative to this Agreement must be brought and legal process or arbitration, as the case may be, initiated within one year after the cause of action for such claim first accrued or the breach first occurred, whichever is sooner.

         23. Miscellaneous. The recitals and all exhibits, attachments or other documents referenced in this Agreement are fully incorporated into this Agreement by reference. Unless expressly set forth otherwise herein, all references herein to a "day," "month," or "year" shall be deemed to be a reference to a calendar day, month or year, as the case may be. All cross-references herein shall refer to provisions within this Agreement, and shall not be deemed to be references to the overall transaction or to any other agreement or document.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                   "EXECUTIVE"

                                   GRANT TREXLER, an individual



                                   "THE COMPANY"

                                   McGlen Internet Group, Inc., a Delaware
                                   corporation

                                   By:   /s/Mike Chen
                                         -------------
                                         Mike Chen, President